AJ. ROBBINS, P.C.
CERIFIED PUBLIC ACCOUNTANTS
216 SIXTEENTH STREET
SUITE 600
DENVER, COLORADO 80202

May 11, 2009

Untied States Securities and
Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:	SRKP 21, Inc.

Dear Sir/Madam:

We have read Item 4.01 of the Form 8-K, dated May 6, 2009, of China Electric Motor, Inc. (formerly known as SRKP 21, Inc. and hereinafter referred to as the “Company”), regarding the recent change of auditors.  We agree with such statement made regarding our firm.  We have no basis to agree or disagree with other statements made under Item 4.01.

Very truly yours,

AJ. Robbins, PC

By	/s/ AJ Robbins
AJ. Robbins, CPA